Exhibit 8.1

List of the Registrant’s Significant Subsidiaries

Wholly-Owned Subsidiaries

Place of Incorporation
1.	Broad Cosmos Enterprises Ltd.	British Virgin Islands
2.	Air Net International Limited (formerly known as AirMedia International Limited)	British Virgin Islands
3.	Air Net (China) Limited (formerly known as AirMedia (China) Limited)	Hong Kong
4.	Yuehang Chuanyi Technology (Beijing) Co., Ltd. (formerly known as AirMedia Technology (Beijing) Co., Ltd.)	PRC
5.	Beijing Yuehang Information Technology Co., Ltd. (formerly known as Shenzhen AirMedia Information Technology Co., Ltd.)	PRC
6.	Xi’an Shengshi Dinghong Information Technology Co., Ltd. (formerly known as Xi'an AirMedia Chuangyi Technology Co., Ltd.)	PRC

Affiliated Entities Consolidated in the Registrant's Financial Statements

Place of Incorporation
7.	Beijing Linghang Shengshi Advertising Co., Ltd. (formerly known as Beijing Linghang Shengshi Advertising Co., Ltd.)	PRC
8.	Beijing Wangfan Jiaming Advertising Co., Ltd. (formerly known as Beijing AirMedia Jiaming Advertising Co., Ltd.)	PRC
9.	Beijing Yuehang Digital Media Advertising Co., Ltd.	PRC
10.	AirMedia Online Network Technology Group Co., Ltd.	PRC
11.	Beijing Airnet Pictures Co., Ltd. (formerly known as Beijing AirMedia Film & TV Culture Co., Ltd.)	PRC
12.	Beijing Zhihe Xianglong Advertising Co., Ltd. (formerly known as Flying Dragon Media Advertising Co., Ltd.)	PRC
13.	Wenzhou Yuehang Advertising Co., Ltd. (formerly known as Wenzhou AirMedia Advertising Co., Ltd.)	PRC
14.	Beijing Dongding Gongyi Advertising Co., Ltd.	PRC
15.	Beijing GreatView Media Advertising Co., Ltd. (formerly known as Beijing Weimei Shengjing Advertising Co., Ltd.)	PRC
16.	Guangzhou Meizheng Online Network Technology Co., Ltd.	PRC
17.	Beijing Yuehang Tianyi Electronic Information Technology Co., Ltd. (formerly known as Beijing AirMedia Tianyi Information Technology Co., Ltd.)	PRC
18.	Wangfan Linghang Mobile Network Technology Co., Ltd. (formerly known as AirMedia Mobile Network Technology Co., Ltd.)	PRC
19.	Guangzhou Meizheng Information Technology Co., Ltd.	PRC
20.	AirMedia Henglong Mobile Network Technology Co., Ltd.	PRC
21.	Beijing Wangfan Jiaming Pictures Co., Ltd. (formerly known as Beijing AirMedia Jiaming Film &TV Culture Co., Ltd.)	PRC
22.	Meizheng Network Information Technology Co., Ltd. (formerly known as Airmedia Network Technology Co., Ltd.)	PRC
23.	Wangfan Tianxia Network Technology Co.,Ltd. (formerly known as Wangfan Network Technology Co.,Ltd.)	PRC
24.	Shandong Airmedia Cheweishi Network Technology Co.,Ltd. (formerly known as Shandong Airmedia Car Safety Technology Co.,Ltd.)	PRC
25.	Dingsheng Ruizhi (Beiing) Investment Consulting Co., Ltd.	PRC
26.	Beijing Airport United Culture Media Co., Ltd.	PRC
27.	Wangfan Tongda Culture Development (Beijing) Co., Ltd.	PRC
28.	Yuehang Zhongying E-commerce Co., Ltd.	PRC